Exhibit 99.1

FOR IMMEDIATE RELEASE
POOL CORPORATION REPORTS RECORD FIRST QUARTER RESULTS
AND INCREASES 2021 EARNINGS GUIDANCE

Highlights

•Record net sales for Q1 2021 with overall growth of 57% and 51% growth in base business
•Record Q1 2021 operating income of $129.0 million, up 263% from Q1 2020 with a 690 basis point improvement in operating margin
•Q1 2021 diluted EPS increase of 223% to a record $2.42, or an increase of 227% to $2.32, excluding tax benefits in both periods and non-cash impairments recorded in Q1 2020
•Net cash provided by operations of $77.1 million, an increase of $57.4 million from the first three months of 2020
•2021 earnings guidance increased to $11.85 - $12.60 per diluted share from previous $9.12 - $9.62 range
______________________

COVINGTON, LA. (April 22, 2021) – Pool Corporation (Nasdaq/GSM:POOL) today reported record results for the first quarter of 2021 and increased 2021 earnings guidance.
“What an incredible quarter, backed by an incredible team. We kicked off the year with truly remarkable results, including record net sales and phenomenal bottom line results. We achieved over $1.0 billion in net sales in the first quarter of 2021, a milestone in our company’s history and a reflection of our focus on providing extraordinary customer service. Looking ahead at the remainder of the year, we expect to achieve strong growth tempered by tougher comps in the back half of the year. We are well-positioned to accomplish our strategic initiatives and have the right team in place to continue to build on our legacy of success,” commented Peter D. Arvan, president and CEO.
In the first quarter of 2021, net sales increased 57% to a record $1.06 billion compared to $677.3 million in the first quarter of 2020, while base business sales grew 51%. Our sales have continued to benefit from elevated demand for residential pool products, driven by home-centric trends influenced by the COVID-19 pandemic. Maintenance, replacement, refurbishment and construction activity remains strong as families create and expand home-based outdoor living and entertainment spaces, resulting in broad sales gains across nearly all product categories.
Gross profit increased 59% to a record $301.1 million in the first quarter of 2021 from $189.6 million in the same period of 2020. Base business gross profit improved 54% over the first quarter of 2020. Gross margin increased 40 basis points to 28.4% in the first quarter of 2021 compared to 28.0% in the first quarter of 2020. Gross margin was favorably impacted by improvements from supply chain initiatives and timing differences in customer early buy purchases year-over-year, which were partially offset by increased sales of lower margin, big-ticket items in the first quarter of 2021 compared to the first quarter of 2020.
Selling and administrative expenses (operating expenses) increased 12% to $172.1 million in the first quarter of 2021 compared to $154.0 million in the first quarter of 2020, reflecting an increase of $11.5 million in performance-based compensation expense and increases in other growth-driven costs. As a percentage of net sales, operating expenses decreased to 16.2% in the first quarter of 2021 compared to 22.7% in the same period of 2020 due to strong expense control and our ability to leverage our existing network.
Operating income in the first quarter of 2021 increased 263% to $129.0 million compared to $35.6 million in the same period in 2020. Operating margin was 12.2% in the first quarter of 2021 compared to 5.3% in the first quarter of 2020.
We recorded a $4.0 million, or $0.10 per diluted share, tax benefit from Accounting Standards Update (ASU) 2016-09, Improvements to Employee Share-Based Payment Accounting, in the quarter ended March 31, 2021, compared to a tax benefit of $8.0 million, or $0.19 per diluted share, realized in the same period of 2020.

Net income increased 219% to $98.7 million in the first quarter of 2021 compared to $30.9 million in the first quarter of 2020. Adjusted net income, excluding the prior year impact of non-cash impairments, net of tax, increased 165% in the first quarter of 2021 compared to the prior year period. Earnings per diluted share increased 223% to $2.42 in the first quarter of 2021 compared to $0.75 in the same period of 2020. Excluding the impact from ASU 2016-09 in both periods and the impact of non-cash impairments, net of tax, in 2020, adjusted earnings per diluted share increased 227% to $2.32 in the first quarter of 2021 compared to $0.71 in the first quarter of 2020. See the reconciliation of GAAP to non-GAAP measures in the addendum of this release.
On the balance sheet at March 31, 2021, total net receivables, including pledged receivables, increased 41% compared to March 31, 2020, driven by our March sales growth and partially offset by improved collections. Inventory levels increased 14% to $977.2 million compared to March 31, 2020, reflecting organic business growth and inventory from recently acquired businesses of $55.5 million. Total debt outstanding was $433.2 million at March 31, 2021, a $152.9 million decrease from total debt at March 31, 2020, as we continue to utilize operating cash flows to decrease debt balances.
The increase in net income drove net cash provided by operations to $77.1 million in the first three months of 2021 compared to $19.7 million in the first three months of 2020. Adjusted EBITDA (as defined in the addendum to this release) was $140.1 million for the three months ended March 31, 2021, compared to $53.4 million in the same period of the prior year. Interest expense decreased compared to last year primarily due to lower average debt levels and lower average interest rates.
“We believe that our industry-leading position, combined with strong demand trends and a solid backlog of projects, will benefit our results throughout the 2021 season. While we expect to face tougher year-over-year comparisons and potential industry capacity constraints as the year progresses, our outstanding results in the first quarter of 2021 and increased confidence in growth through the remainder of the year leads us to update our annual earnings guidance range to $11.85 to $12.60 per diluted share, including the impact of year-to-date tax benefits of $0.10. Our previous 2021 earnings guidance range was $9.12 to $9.62 per diluted share, including an estimated $0.11 tax benefit,” said Arvan.

POOLCORP is the world’s largest wholesale distributor of swimming pool and related backyard products. POOLCORP operates 400 sales centers in North America, Europe and Australia, through which it distributes more than 200,000 national brand and private label products to roughly 120,000 wholesale customers. For more information, please visit www.poolcorp.com.
This news release includes “forward-looking” statements that involve risks and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “project,” “should” and similar expressions and include projections of earnings. The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. Actual results may differ materially due to a variety of factors, including impacts on our business from the COVID-19 pandemic and the extent to which home-centric trends will continue, accelerate or reverse; the sensitivity of our business to weather conditions; changes in the economy and the housing market; our ability to maintain favorable relationships with suppliers and manufacturers; competition from other leisure product alternatives and mass merchants; our ability to continue to execute our growth strategies; excess tax benefits or deficiencies recognized under ASU 2016-09 and other risks detailed in POOLCORP’s 2020 Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) as updated by POOLCORP's subsequent filings with the SEC.

CONTACT:
Curtis J. Scheel
Director of Investor Relations
985.801.5341
curtis.scheel@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2021	2020
Net sales	$1,060,745	$677,288
Cost of sales	759,614	487,659
Gross profit	301,131	189,629
Percent	28.4%	28.0%

Selling and administrative expenses	172,100	147,097
Impairment of goodwill and other assets	—	6,944
Operating income	129,031	35,588
Percent	12.2%	5.3%

Interest and other non-operating expenses, net	2,582	4,789
Income before income taxes and equity earnings	126,449	30,799
Income tax provision (benefit)	27,869	(25)
Equity earnings in unconsolidated investments, net	75	88
Net income	$98,655	$30,912

Earnings per share:
Basic	$2.45	$0.77
Diluted	$2.42	$0.75
Weighted average shares outstanding:
Basic	40,215	40,125
Diluted	40,846	40,955

Cash dividends declared per common share	$0.58	$0.55

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	March 31,	March 31,	Change
	2021	2020	$	%

Assets
Current assets:
Cash and cash equivalents	$27,078	$17,808	$9,270	52%
Receivables, net (1)	122,938	66,328	56,610	85
Receivables pledged under receivables facility	364,664	279,587	85,077	30
Product inventories, net (2)	977,228	858,190	119,038	14
Prepaid expenses and other current assets	25,390	16,465	8,925	54
Total current assets	1,517,298	1,238,378	278,920	23

Property and equipment, net	109,830	113,987	(4,157)	(4)
Goodwill	267,914	193,380	74,534	39
Other intangible assets, net	11,854	9,832	2,022	21
Equity interest investments	1,305	1,260	45	4
Operating lease assets	209,036	174,653	34,383	20
Other assets	24,456	16,291	8,165	50
Total assets	$2,141,693	$1,747,781	$393,912	23%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$634,998	$517,620	$117,378	23%
Accrued expenses and other current liabilities	134,670	62,614	72,056	115
Short-term borrowings and current portion of long-term debt	12,409	16,353	(3,944)	(24)
Current operating lease liabilities	61,265	55,703	5,562	10
Total current liabilities	843,342	652,290	191,052	29

Deferred income taxes	31,134	30,464	670	2
Long-term debt, net	420,762	569,697	(148,935)	(26)
Other long-term liabilities	38,945	26,470	12,475	47
Non-current operating lease liabilities	149,582	120,462	29,120	24
Total liabilities	1,483,765	1,399,383	84,382	6
Total stockholders’ equity	657,928	348,398	309,530	89
Total liabilities and stockholders’ equity	$2,141,693	$1,747,781	$393,912	23%

(1)The allowance for doubtful accounts was $4.7 million at March 31, 2021 and $6.9 million at March 31, 2020.
(2)The inventory reserve was $13.7 million at March 31, 2021 and $10.3 million at March 31, 2020.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Three Months Ended
	March 31,
	2021	2020	Change
Operating activities
Net income	$98,655	$30,912	$67,743
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	6,884	7,001	(117)
Amortization	421	336	85
Share-based compensation	3,837	3,654	183
Equity earnings in unconsolidated investments, net	(75)	(88)	13
Impairment of goodwill and other assets	—	6,944	(6,944)
Other	2,723	3,715	(992)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(199,672)	(124,542)	(75,130)
Product inventories	(200,185)	(156,856)	(43,329)
Prepaid expenses and other assets	(5,507)	4,633	(10,140)
Accounts payable	369,665	256,874	112,791
Accrued expenses and other current liabilities	367	(12,855)	13,222
Net cash provided by operating activities	77,113	19,728	57,385

Investing activities
Acquisition of businesses, net of cash acquired	(683)	(13,642)	12,959
Purchases of property and equipment, net of sale proceeds	(8,839)	(8,340)	(499)
Net cash used in investing activities	(9,522)	(21,982)	12,460

Financing activities
Proceeds from revolving line of credit	342,500	248,700	93,800
Payments on revolving line of credit	(308,656)	(256,543)	(52,113)
Proceeds from asset-backed financing	110,000	97,400	12,600
Payments on asset-backed financing	(125,000)	(17,300)	(107,700)
Payments on term facility	(2,313)	(2,313)	—
Proceeds from short-term borrowings and current portion of long-term debt	4,280	6,479	(2,199)
Payments on short-term borrowings and current portion of long-term debt	(3,740)	(1,871)	(1,869)
Payments of deferred financing costs	—	(12)	12
Payments of deferred and contingent acquisition consideration	(362)	(281)	(81)
Proceeds from stock issued under share-based compensation plans	2,912	6,358	(3,446)
Payments of cash dividends	(23,299)	(22,147)	(1,152)
Purchases of treasury stock	(71,516)	(66,619)	(4,897)
Net cash used in financing activities	(75,194)	(8,149)	(67,045)
Effect of exchange rate changes on cash and cash equivalents	553	(372)	925
Change in cash and cash equivalents	(7,050)	(10,775)	3,725
Cash and cash equivalents at beginning of period	34,128	28,583	5,545
Cash and cash equivalents at end of period	$27,078	$17,808	$9,270

ADDENDUM

Base Business

The following table breaks out our consolidated results into the base business component and the excluded component (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(in thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	March 31,		March 31,		March 31,
	2021	2020	2021	2020	2021	2020
Net sales	$1,015,632	$674,082	$45,113	$3,206	$1,060,745	$677,288

Gross profit	290,115	188,292	11,016	1,337	301,131	189,629
Gross margin	28.6%	27.9%	24.4%	41.7%	28.4%	28.0%

Operating expenses (1)	160,995	152,815	11,105	1,226	172,100	154,041
Expenses as a % of net sales	15.9%	22.7%	24.6%	38.2%	16.2%	22.7%

Operating income (loss) (1)	129,120	35,477	(89)	111	129,031	35,588
Operating margin	12.7%	5.3%	(0.2)%	3.5%	12.2%	5.3%
(1)Base business and total for 2020 reflect $6.9 million of impairment from goodwill and other assets.

We have excluded the following acquisitions from our base business results for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Periods Excluded
TWC Distributors, Inc. (1)	December 2020	10	January - March 2021
Jet Line Products, Inc.	October 2020	9	January - March 2021
Northeastern Swimming Pool Distributors, Inc. (1)	September 2020	2	January - March 2021
Master Tile Network LLC (1)	February 2020	4	January - March 2021 and February - March 2020
(1)We acquired certain distribution assets of each of these companies.

When calculating our base business results, we exclude sales centers that are acquired, closed or opened in new markets for a period of 15 months. We also exclude consolidated sales centers when we do not expect to maintain the majority of the existing business and existing sales centers that are consolidated with acquired sales centers.
We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales. After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.
The table below summarizes the changes in our sales center count in the first three months of 2021.

December 31, 2020	398
Acquired locations	—
New locations	3
Consolidated location	(1)
March 31, 2021	400

Adjusted EBITDA

We define Adjusted EBITDA as net income or net loss plus interest and other non-operating expenses, income taxes, depreciation, amortization, share-based compensation, goodwill and other non-cash impairments and equity earnings or loss in unconsolidated investments.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP). We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental accrual-based liquidity measure in conjunction with net cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt, repurchase shares and pay dividends as well as compare our cash flow generating capacity from period to period, excluding the impact of period-to-period changes in working capital.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, net cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP. Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by operating activities. Please see page 5 for our Condensed Consolidated Statements of Cash Flows.

(Unaudited)	Three Months Ended
(in thousands)	March 31,
	2021	2020
Adjusted EBITDA	$140,092	$53,419
Add:
Interest and other non-operating expenses, net of interest income	(2,501)	(4,685)
Income tax provision (benefit)	(27,869)	25
Other	2,723	3,715
Change in operating assets and liabilities	(35,332)	(32,746)
Net cash provided by operating activities	$77,113	$19,728

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended
(in thousands)	March 31,
	2021	2020
Net income	$98,655	$30,912
Add:
Interest and other non-operating expenses (1)	2,582	4,789
Income tax provision (benefit)	27,869	(25)
Share-based compensation	3,837	3,654
Equity earnings in unconsolidated investments	(75)	(88)
Impairment of goodwill and other assets	—	6,944
Depreciation	6,884	7,001
Amortization (2)	340	232
Adjusted EBITDA	$140,092	$53,419
(1)Shown net of interest income and includes gains and losses on foreign currency transactions and amortization of deferred financing costs as discussed below.
(2)Excludes amortization of deferred financing costs of $81 and $104 for the three months ended March 31, 2021 and March 31, 2020, respectively. This non-cash expense is included in Interest and other non-operating expenses, net on the Consolidated Statements of Income.

Adjusted Income Statement Information

We have included adjusted net income and adjusted diluted EPS, which are non-GAAP financial measures, in this press release as supplemental disclosures, because we believe these measures are useful to investors and others in assessing our year-over-year operating performance. We believe these measures should be considered in addition to, not as a substitute for, net income and diluted EPS presented in accordance with GAAP, respectively, and in the context of our other disclosures in this press release. Other companies may calculate these non-GAAP financial measures differently than we do, which may limit their usefulness as comparative measures.

The table below presents a reconciliation of net income to adjusted net income.

(Unaudited)	Three Months Ended
(in thousands)	March 31,
	2021	2020
Net income	$98,655	$30,912
Impairment of goodwill and other assets	—	6,944
Tax impact on impairment of long-term note (1)	—	(654)
Adjusted net income	$98,655	$37,202
(1)As described in our April 23, 2020 earnings release, our effective tax rate at March 31, 2020 was a 0.1% benefit. Excluding impairment from goodwill and intangibles and tax benefits from ASU 2016-09 recorded in the first quarter of 2020, our effective tax rate for the first quarter of 2020 was 25.4%, which we used to calculate the tax impact related to the $2.5 million long-term note impairment.
The table below presents a reconciliation of diluted EPS to adjusted diluted EPS.

(Unaudited)	Three Months Ended
	March 31,
	2021	2020
Diluted EPS	$2.42	$0.75
After-tax non-cash impairment charges	—	0.15
Adjusted diluted EPS excluding after-tax non-cash impairment charges	2.42	0.90
ASU 2016-09 tax benefit	(0.10)	(0.19)
Adjusted diluted EPS excluding after-tax non-cash impairment charges and tax benefit	$2.32	$0.71